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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                        January 8, 1999


                    CENTRAL BANCORP, INC.
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  (Exact name of registrant as specified in its charter)


     Massachusetts                0-25251           04-3447594
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(State or other jurisdiction   (Commission      (I.R.S. employer
of incorporation)              file number)   identification no.)


399 Highland Avenue, Somerville, Massachusetts         02144
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(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code:(617) 628-4000
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                       Not applicable
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  (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS
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     On January 8, 1999, the Board of Directors of Central
Bancorp, Inc. (the "Company") declared a dividend payable on January 8, 1999 of one right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common
Stock")of the Company held of record at the close of business on January 8, 1999.

     The Rights were issued pursuant to a Rights Agreement, dated January 8, 1999 (the "Rights Agreement") between the Company and State Street Bank and Trust Company, as Rights Agent. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, as defined in the Rights Agreement, one share of Common Stock for $22.00, subject to adjustment. In addition, if certain takeover-related events should occur, each Right would entitle its registered holder to purchase from the Company a number of shares of Common Stock at a discount to market value in lieu of the one share of the Common Stock.

     Further information regarding the Rights, redemption fea tures and other terms thereof is set forth in a press release dated January 12, 1999 attached as Exhibit 99.1 and the Rights
Agreement attached as Exhibit 4.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
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     Exhibit 4.1  -- Form of Rights Agreement (including form of
                     Rights Certificate and Form of Election
                     to Exercise attached as Exhibit A)
                     (incorporated herein by reference to Exhibit
                     99.1 to the registrant's Registration
                     Statement on Form 8-A filed on January 8,
                     1999).

    Exhibit 99.1 --  Press Release dated January 12, 1999

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CENTRAL BANCORP, INC.


Date:  January 12, 1999     By: /s/ John D. Doherty
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                                John D. Doherty
                                President and Chief Executive
                                Officer
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